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                                                  EXHIBIT 10.1

 Performance-Based Compensation Plan for Chief Executive Officer
                of Vishay Intertechnology, Inc.


     The following is a summary description of the Performance-Based Compensation Plan for the Chief Executive Officer of Vishay Intertechnology, Inc. (the "Company"), which was approved by the Compensation Committee of the Board of Directors of the Company on February 25, 1994.


Background

     The plan was adopted to allow the Chief Executive Officer's compensation above $1 million to be deductible under Section 162(m) of the Internal Revenue Code, to the extent that it is "performance based". The plan must be approved by the Board of Directors (excluding the Chief Executive Officer) and by the holders of a majority of the issued and outstanding shares of Common Stock of the Company present in person or by proxy and voting thereon at the next Annual Meeting.
Material Plan Terms

     The material features of the plan are as follows:

     * Prior to the start of each fiscal year (unless applicable regulations permit determination at a later date), the Compensation Committee will establish performance targets applicable to the Chief Executive Officer, which targets shall be linked exclusively to after-tax profits of the Company.

     * The Chief Executive Officer shall be awarded cash bonuses under this plan if these certain performance targets are met.

     * The amount of the bonus, if any, each year shall be determined under parameters preset by the Committee, including:

          a. a threshold of after-tax profits above which a performance bonus shall be granted,

          d. specified ranges of after-tax profits above the threshold and the bonus to be awarded for each range, calculated as a percentage of after-tax profits;
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          c.   a threshold of after-tax profits below which the
               Chief Executive Officer's base salary will be reduced by a specified percentage;

          e. a ceiling level of after-tax profits above which no additional performance-based bonus will be awarded.

Criteria for Selecting Parameters:

     In selecting the parameters each year, the Compensation
Committee may consider, among others factors, the following:

     * the Company's financial performance in view of the performance of companies similar in size and character;

     * the compensation of Chief Executive Officers of companies similar in size and character;

     * the Company's financial performance in comparison to previous years; and

     * the Chief Executive Officer's years of dedication and service to the Company.

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Application of Plan for 1994 -- an Illustration

     Base Salary:                                 $   600,000

     Threshold of after-tax profits above which
       a performance-bonus shall be granted:      $25,000,000


     Ranges of after-tax profits and the bonus to be awarded, calculated as a % of such after-tax profits:

          a.   $25 million to $50 million                   3%


          b.   $50 million to $75 million                   1%

     Threshold above which no additional
       bonus is granted:                          $75,000,000

     Threshold below which portion of
       base salary to be rescinded:               $21,000,000

     Possible reduction of base salary:           15%


For example, if in 1994 the Company earns $62 million in after-tax profits, the Chief Executive Officer shall earn $1,470,000:


          base:                   $  600,000
          3% of $25 million:         750,000
          1% of $12 million:         120,000
                                  ----------
          TOTAL:                  $1,470,000
                                  ==========

Maximum Bonus Opportunity:

     The bonus the Chief Executive Officer may receive in respect of any fiscal year shall not exceed 3% of after-tax profits above
$25 million.

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Duration of Plan

     If the Plan is approved by the Board of Directors and the stockholders, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 1999, unless materially amended prior to such meeting.
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